UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AVAGO TECHNOLOGIES LIMITED

(Exact Name of Registrant as Specified in its Charter)

Singapore	Not applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-153127

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the ordinary shares of Avago Technologies Limited (the “Registrant”) set forth under the caption “Description of Share Capital” in the Registrant’s Registration Statement on Form S-1 (File No. 333-153127) as originally filed with the Securities and Exchange Commission (the “SEC”) on August 21, 2008 and as subsequently amended (the “Form S-1”), and in the prospectus included in the Form S-1 to be filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference in response to this item.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 3, 2009	AVAGO TECHNOLOGIES LIMITED

	By:	/s/ Patricia H. McCall
	Name:	Patricia H. McCall
	Title:	Vice President and General Counsel